EXHIBIT A.(10)(a)(ii)
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NORTHSTAR LIFE                        VARIABLE GROUP UNIVERSAL LIFE APPLICATION
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Northstar Life Insurance Company - University Corporate Centre at Amherst -
Suite 424 - 100 Corporate Parkway - Amherst, New York  14226
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EMPLOYEE APPLICATION                                            POLICY NUMBER:
                                                                       19974
INSURED'S INFORMATION                                           ================
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NAME              DATE OF BIRTH         SOCIAL SECURITY NUMBER       GENDER
John C. Doe       01-01-61              123-45-6789                  [X] M [ ] F
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STREET ADDRESS           CITY                  STATE         ZIP CODE
456 Main Street          Anytown                USA           00000
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EMPLOYER                                                 EMPLOYMENT LOCATION
ABC COMPANY                                               Anytown, USA
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DATE OF EMPLOYMENT           ANNUAL SALARY        DAYTIME TELEPHONE NUMBER
05-01-97                       $50,000             (000) 222-3333
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[ ]Yes  [ ]No    Have you used tobacco in any form during the past 12 months?
[X]Yes  [ ]No    On the date you sign this application, are you actively working at your employer's normal place of business at least 20 hours per week?
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TO BE ELIGIBLE FOR INSURANCE UNDER THE GROUP POLICY AN EMPLOYEE MUST BE ACTIVELY
WORKING AT HIS OR HER EMPLOYER'S NORMAL PLACE OF BUSINESS AT LEAST 20 HOURS PER WEEK ON THE DATE HE OR SHE SIGNS THIS APPLICATION FOR COVERAGE, AND FOR 20 HOURS PER WEEK FOR EACH OF THE 4 WEEK(S) IMMEDIATELY PRIOR TO THE DATE THIS
APPLICATION FOR COVERAGE IS APPROVED BY NORTHSTAR LIFE.
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BENEFICIARY'S NAME       SOCIAL SECURITY NUMBER       RELATIONSHIP AND CLASS
Jane A. Doe                234-56-7890                   Spouse - Class 1
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MAILING ADDRESS
456 Main Street, Anytown, USA 00000
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INSURANCE INFORMATION
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


(1) Employer Paid                 $ 40,000              .8 x Salary     Employer Premium:        (1) $  6.96
    Insurance Amount:
(2) Employee Paid                 $ 10,000              .2 x Salary     Employee Premium:        (2) $  1.74
    Insurance Amount
    (If applying for over
    the guaranteed issue
    amount, please complete Evidence of                                 Additional Amount Paid:  (3) $  0
    Insurability form.)
(3) Total Insurance Amount:       $ 50,000               1 x Salary     Spouse/Child Rider
                                                                        Premium:                 (4) $  5.60
(4) Spouse/Child Term Rider       $ 25,000               $ 5,000        Child Rider Premium:     (5) $  N/A
    (If elected, please list names
    and dates of birth below.)                                          Total Premium:               $ 14.30
                                                                        (Add Lines 1-5)
(5) Child Term Rider
    (If elected, please list names  $ N/A
    and dates of birth below.)

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    Child's Name     Date of Birth          Child's Name    Date of Birth
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     Joe B. Doe        03-01-91
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ACCOUNT OPTIONS

Please select the allocation of net premium:
(Allocations must total 100%. Minimum of 10% in any account, allocations must be in increments of 1%.)


20%  GUARANTEED ACCOUNT

SUB-ACCOUNT OPTIONS


   FIXED                                      BALANCED                                 EQUITY
   -----                                      --------                                 ------

 20% Bond                                       20% Asset Allocation                    20% Capital Appreciation
   % Maturing Government Bond 2010                                                      20% Growth
   % Money Market                                                                         % Index 500
   % Mortgage Securities                                                                  % International Stock
   % VIP High Income                                                                      % Small Company Growth
   % Global Bond                                                                          % Value Stock
                                                                                          % VIP Equity-Growth Income
                                                                                          % VIP 11 Contrafund
                                                                                          % Small Company Value
                                                                                          % Index 400 Mid-Cap
                                                                                          % Micro-Cap Growth
                                                                                          % Macro-Cap Value

OWNER



The Proposed Insured will be the Owner of any policy issued on this application, unless requested otherwise below. The Owner has every benefit, right or privilege given by policy terms. Policy transactions between Northstar Life and the Owner do not require the Insured's notice or consent.

Name (If a Corporation, give the state in which it is incorporated)_____________

Relationship to Proposed Insured___________________________

Tax I.D. Number or Social Security Number_______________________________

Owner's Address_________________________________________________________________

City_____________________________State___________________Zip Code_______________


I agree that because this application is for a Variable Group Universal Life policy, that Northstar Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.


I UNDERSTAND THAT THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT (OR BOTH) OF THE POLICY APPLIED FOR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE SUB-ACCOUNTS OF THE SEPARATE ACCOUNT. I UNDERSTAND THAT THE ACCOUNT VALUE OF THE POLICY APPLIED FOR INCREASES AND DECREASES DEPENDING ON THE INVESTMENT RESULTS. THERE IS NO GUARANTEED MINIMUM ACCOUNT VALUE FOR NET PREMIUMS INVESTED IN THE SUB-ACCOUNTS.
The information contained in this application is true and complete.

EMPLOYEE'S SIGNATURE (or owner's if different)          DATE

x  /s/ John C. Doe                                      05-01-97

INVESTMENT SUITABILITY - TO BE COMPLETED BY OWNER

NASD rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed Owner must supply such information so that an informed judgement may be made as to the suitability of the investment for the Owner.

NOTE: IF THE PROPOSED INSURED AND PROPOSED OWNER ARE NOT THE SAME, THE PROPOSED OWNER MUST COMPLETE QUESTIONS 9-11 ALSO.


1. Have you received the prospectus for the Northstar Life Variable Universal
   Life Account, which includes prospectuses for the Advantus Series Fund, Inc.
   and the Fidelity's Variable Insurance Products Funds?                                     [X] Yes  [ ] No

2. Would you like us to send you a Statement Of Additional Information referred
   to in the prospectuses named above?                                                       [X] Yes  [ ] No

3. Are you a spouse or dependent child of a person who is an employee of Northstar Life?     [ ] Yes  [X] No

4. Dependents:  [X] Spouse       Age  36         [X]  Children ages    6
                                    ------                          ------------------
5. Current Approximate:
   Annual Income  $ 50, 000      Assets $ 150,000    Debt $ 50, 000       Tax Bracket    28%
                --------------         ----------        ------------                ----------

6. Other Investments:

   Savings                        $  10,000                    Balanced/Total Return Funds $
                                  ---------                                                ------------
   Insurance Cash Value           $                            Stock Funds                 $
                                  ---------                                                ------------
   Real Estate                    $  85,000                    Bond Funds                  $
                                  ---------                                                ------------
   Business Interests             $                            Individual Stocks           $
                                  ---------                                                ------------
   Retirement Funds               $                            Individual Bonds            $
                                  ---------                                                ------------
   Other                          $
        --------------            ---------

7. Ranking of Investment Objectives - (Rank 1-5, in order of importance):

        5     Capital Preservation/Conservative Income               1      Growth
   ---------                                                   -----------
        4     Current Income                                         2      Aggressive Growth
   ---------                                                   -----------
        3     Total Return/Conservative Growth
   ---------

8. Risk Tolerance (please check one):  [ ] Low Risk          [X] Moderate Risk          [ ] High Risk

PLEASE ANSWER THE FOLLOWING QUESTIONS IF THE PROPOSED INSURED AND THE PROPOSED OWNER ARE NOT THE SAME.

9. Employer
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   Address
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   Occupation                                         Years Employed
             -----------------------------------------              ------------
10. Are you of legal age in the state of your mailing address?   [ ]Yes   [ ]No

11. Face amount of life insurance in force (on the proposed Owner) $
                                                                   -------------
The information contained in this application is true and complete.
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EMPLOYEE'S SIGNATURE (or owners if different)                    DATE
X /s/ John C. Doe                                                     05-01-97
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                               FOR HOME OFFICE USE
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SUITABILITY ACCEPTED BY REGISTERED PRINCIPAL                     DATE
/s/ Sam S. Smith                                                      05-01-97
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